                                                                   EXHIBIT 10.3


                     AGREEMENT OF PURCHASE AND SALE OF STOCK


      This agreement is made as of April 30, 1997, by and among NET/GUARD Technologies, Inc., a Delaware corporation ("Buyer"), having its principal office at 12465 Lewis Street, Suite 101, Garden Grove, California 92840, NetPage Communications, Inc., an Illinois corporation (the "Corporation"), having its principal office at 17752 Mitchell, Suite C, Irvine, California 92614, and the current shareholders of the Corporation whose addresses are set forth next to their names below (the "Shareholders"). Corporation and the Shareholders are sometimes, collectively, referred to herein as the NetPage Parties.

      Buyer desires to purchase from the Corporation and the Corporation desires to sell to Buyer 147,784,000 shares of Common Stock of the Corporation, no par value per share, (the "New NetPage Shares"), which will represent 80% of all of the issued and outstanding shares of Common Stock of the Corporation. The Shareholders desire that this transaction be consummated. It is the intention of Buyer and the NetPage Parties that the New NetPage Shares and the Existing Shares (as hereinafter defined) will, collectively, represent 100% of the issued and outstanding shares of Common Stock of the Corporation.

      In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES

        1.1 Subject to the terms and conditions set forth in this agreement, prior to the date hereof, the Shareholders have amended the Articles of Incorporation of the Corporation to increase its authorized number of shares from 100,000,000 shares to 300,000,000 shares of Common Stock.

        1.2 Concurrent with the execution and delivery of this agreement and subject to the terms and conditions set forth herein, the NetPage Parties shall cause the Corporation to issue and deliver the New NetPage Shares to Buyer, and Buyer shall acquire and accept the New NetPage Shares from the Corporation.

        1.3 As consideration for the New NetPage Shares, Buyer will deliver the following:

             (a) To the Corporation, the purchase price of $362,000 as follows:

                     (i) Concurrent with Buyer's receipt of the New NetPage Shares (the "Delivery Date"), a check, payable to the order of the Corporation, in an amount which, when added to all amounts already paid by Buyer to the Corporation, will equal the sum of at least $200,000.00;

                     (ii) Approximately 30 days, but no later than 35 days, after the Delivery Date, a check, made payable to the order of the Corporation, in the amount of $75,000.00 (the "Second Payment"); and

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
                     (iii) 60 days after the Delivery Date, a check, made payable to the order of the Corporation, in the amount of $87,000.00 (the "Final Payment").

                     (iv) Buyer may at its election deliver from time to time all or a portion of the Second Payment and Final Payment before the dates on which such payments are due and in such event Buyer shall be obligated to pay the balance then owing of the Second Payment or Final Payment.

             (b) To the Shareholders, pro rata to the respective interests of the Shareholders in the Corporation, evidence satisfactory to the Shareholders that 200,003 shares of restricted Common Stock of Buyer (the "Restricted Shares") will be issued by Buyer and delivered to the Shareholders by Buyer's transfer agent no later than five (5) business days after the date hereof. The share certificates evidencing the Restricted Shares shall bear an appropriate legend to the effect that the Restricted Shares have not been registered under the Securities Act of 1933, as amended, and that the subsequent resale or transfer of the Restricted Shares would be limited accordingly (the "Legend").

        1.4 From and after the date hereof, the board of directors of the Corporation shall consist of Michael H. Crane ("Crane"), Victor Vurpillat, Scott Walker ("Walker") and E. Blaine Mansfield ("Mansfield"). All other directors shall resign as of such date. In the event the number of authorized directors is increased to five persons by an amendment to the Bylaws of the Corporation, Buyer shall have the right to appoint two persons to fill the vacancies created by such amendment. However, for so long as the Shareholders own, in the aggregate, 20% of all of the issued and outstanding Common Stock of the Corporation, the following actions must be approved by a vote of more than 80% of the issued and outstanding Common Stock of the Corporation:

             (a) a merger of the Corporation with another entity, unless the Corporation is the surviving entity; or

             (b) the liquidation or dissolution of the Corporation; or

             (c) the sale of substantially all of the assets of the Corporation.

        1.5 Concurrent with the execution and delivery of this agreement, Crane shall resign as the Chief Executive Officer of the Corporation and Mansfield shall be elected to such office. The Corporation and Mansfield shall enter into an employment agreement (the "Employment Agreement"), providing that, among other things, it is anticipated that Mansfield will devote a significant portion, but not 100%, of his time and effort on behalf of the Corporation, as its Chief Executive Officer, for so long as Mansfield and a majority of the board of directors consider it to be in the best interests of the Corporation to maintain such arrangement.

        1.6 Concurrent with the execution and delivery of this agreement, the Corporation shall issue to Walker, for the purchase price of $1000.00, a warrant substantially in the form attached hereto as Exhibit A allowing Walker to purchase an additional 38,893,846 shares

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
of Common Stock of the Corporation (the "Warrant"). The Warrant shall entitle Walker to purchase such shares of Common Stock of the Corporation at a price of $0.001 per share and may only be exercised if the Corporation achieves gross pretax profit of $8,000,000 (the "Profit Trigger") through the period commencing January 1, 1997 and ending December 31, 1998. Notwithstanding the foregoing, if the Corporation attains at least 80% of the Profit Trigger by the end of such period, Walker may exercise the Warrant in proportion to the gross profits actually attained. If the Corporation fails to achieve at least 80% of the Profit Trigger prior to the period ending December 31, 1 998 then the Warrant shall expire and have no further force or effect.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                               OF NETPAGE PARTIES

      The NetPage Parties, jointly and severally, represent and warrant that:

      2.1 The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, has all necessary corporate powers to carry on its business as now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in California.

      2.2 The authorized capital stock of the Corporation consists of 300,000,000 shares of Corporation Common Stock, of which, prior to the issuance of the New NetPage Shares pursuant to paragraph 1.2, above, 36,946,000 shares (the "Existing Shares") were issued and outstanding to the Shareholders. The Existing Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. The New NetPage Shares upon delivery according to the terms of this agreement are (i) duly authorized, validly issued, fully paid and nonassessable, and (ii) when delivered in accordance with the terms of this agreement, free and clear of any and all liens, security interests, pledges, claims, charges, voting trusts, shareholder agreements and encumbrances of any kind whatsoever (except for state and federal securities laws of general applicability). There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Corporation to issue or to transfer from treasury any additional shares of its Common Stock or granting the rights to participate in the profits of the Corporation, with the exception of the Warrant being issued pursuant to paragraph 1.6, above.

      2.3 The Shareholders are the owners, beneficially and of record, of the Existing Shares and have the power to amend the Articles of Incorporation to increase the authorized capitalization of the Corporation and to cause the Corporation to issue the New NetPage Shares to Buyer without obtaining the consent or approval of any other person or governmental authority other than the Secretary of State of the State of Illinois.

      2.4 The Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

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
2.5 Section 2.5 of the Disclosure Schedule sets forth the unaudited balance sheets, including statements of income and retained earnings, of the Corporation, dated within 30 days hereof and certified by the chief financial officer of the Corporation as accurately reflecting the financial condition of the Corporation. To the actual knowledge of Crane, the financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Corporation and fairly present the financial position of the Corporation as of the date of the balance sheet and the results of its operations for such period.

      2.6 To the actual knowledge of Crane and except as set forth in Section
2.6 of the Disclosure Schedule or as contemplated hereby, since the date of the balance sheet referred to paragraph 2.5, above, there has not been any:

             (a) Transaction by the Corporation except in the ordinary course of business as conducted on that date;

             (b) Capital expenditure by the Corporation exceeding $10,000;

             (c) Material adverse change in the financial condition, liabilities, assets, business, or prospects of the Corporation;

             (d) Destruction, damage to, or loss of any asset of the Corporation (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Corporation;

             (e) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Corporation;

             (f) Revaluation by the Corporation of any of its assets;

             (g) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Corporation, or any direct or indirect redemption, purchase, or other acquisition by the Corporation of any of its shares of Common Stock;

             (h) Increase in the salary or other compensation payable or to become payable by the Corporation to any of its officers, directors, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by the Corporation of a bonus or other additional salary or compensation to any such person;

             (i) Sale or transfer of any asset of the Corporation, except in the ordinary course of business;

             (j) Amendment or termination of any contract, agreement, or license to which the Corporation is a party, except in the ordinary course of business;

             (k) Loan by the Corporation to any person or entity, or guaranty by the Corporation of any loan;

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
             (l) Mortgage, pledge, or other encumbrance of any asset of the Corporation;

             (m) Waiver or release of any right or claim of the Corporation, except in the ordinary course of business;

             (n) Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Corporation or its affairs;

             (o) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (p) Issuance or sale by the Corporation of any shares of its capital stock or any other of its securities;

             (q) Agreement by the Corporation to do any of the things described in the preceding clauses (a) through (q); or

             (r) Other event or condition of any character that has or might have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of the Corporation.

      2.7 Except as set forth in Section 2.7 or 2.6 of the Disclosure Schedule, since the date of the balance sheets referred to in paragraph 2.5, above, there has not been any change in the financial condition or operations of the Corporation, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.8 To the actual knowledge of Crane, the Corporation does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Corporation's financial statements as set forth in Section 2.5 and/or 2.6 of the Disclosure Schedule.

      2.9 Section 2.9 of the Disclosure Schedule is a complete and accurate list of all real property owned by or leased to the Corporation, together with an accurate brief description of each property. Section 2.9 of the Disclosure Schedule also sets forth brief descriptions of all buildings and other major improvements located on these properties.

      2.10 To the actual knowledge of Crane, Section 2.10 of the Disclosure
Schedule is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by the Corporation or in which it has any rights or licenses, together with a brief description of each. To the actual knowledge of Crane, there has been no infringement or alleged infringement by others of any trade name, trademark, service mark, or copyright owned by the Corporation. To the actual knowledge of Crane, the Corporation has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. To the actual knowledge of Crane, except as set forth in Schedule 2.10 of the Disclosure Schedule, the Corporation is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights.

      2.11 Section 2.11 of the Disclosure Schedule is a description of all insurance policies held by the Corporation concerning its businesses and properties. The Corporation has maintained and now maintains (i) insurance on all of its assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and, to the actual knowledge of Crane (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. To the actual knowledge of Crane, the Corporation is not in default with respect to payment of premiums on any such policy. A brief description of all pending claims, if any, is also set forth in said Section 2.11.

      2.12 To the actual knowledge of Crane, the Corporation has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the actual knowledge of Crane, there are no such violations.

      2.13 To the actual knowledge of Crane, except as set forth in Section 2.13 of the Disclosure Schedule, there is not pending, or, to the best actual knowledge of the Shareholders and the Corporation, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting the Corporation or any of its businesses, assets or financial condition.

      2.14 All necessary corporate proceedings of NetPage have been taken to authorize the execution, delivery and performance by NetPage of this agreement. This agreement has been duly and validly authorized, executed and delivered by the NetPage Parties and is a valid and binding obligation of the NetPage Parties, enforceable against them in accordance with their respective terms. The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or the Bylaws of the Corporation or any material lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other material agreement, instrument, or arrangement to which the Corporation is a party or by which its property and/or other assets may be bound; or (iii) an event that would permit any party to terminate any agreement material to the business of the Corporation.

      2.15 The NetPage Parties have the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this agreement, including, but not limited to, the issuance of the New NetPage Shares; and no approvals or consents of any persons other than the NetPage Parties are necessary in connection with it, other than the consent of Secretary of State of the State of Illinois to the authorization of the New NetPage Shares. The execution and delivery of this agreement and the issuance of the New NetPage Shares by the Corporation has been duly authorized by all necessary corporate action.

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
      2.16 The Corporation has furnished to Buyer, if so requested by Buyer for its examination, (i) copies of the Articles of Incorporation and Bylaws of the Corporation; (ii) the minute book of the Corporation, containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and boards of directors of the Corporation; (iii) all permits, orders, and consents issued by the Secretary of State of the State of Illinois with respect to the Corporation's capital stock; and (4) the stock transfer book of the Corporation setting forth all stock transfers.

        2.17 When used herein, "to the actual knowledge" means the actual knowledge of the individual without inquiry or investigation. None of the representations and warranties made by the Shareholders or the Corporation, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

        2.18 Each of the Shareholders (i) is an "accredited investor" within the meaning of the federal securities laws, (ii) acknowledges that he has no need for liquidity in the investment evidenced by the Restricted Shares, (iii) has been advised that the Restricted Shares are speculative securities subject to high risk, (iv) understands fully that the Buyer has not granted the Shareholders, or any of them, "registration rights" with respect to the Restricted Shares, and accordingly, each of the Shareholders may have to bear indefinitely the economic risk of owning Restricted Shares, and (v) is aware that the shares of Common Stock of the Buyer trade on the Nasdaq Bulletin Board but Buyer has informed the Shareholders that no assurance can be given that such trading market will continue, and that if such trading market does continue, it is likely that sales or the expectation of sales of substantial numbers of shares of Common Stock in the public market, whether by the Shareholders or other stockholders of Buyer, will adversely affect prevailing market prices for Common Stock of the Buyer.

        2.19 Each of the Shareholders acknowledges that certificates evidencing the Restricted Shares will have a legend prominently affixed to each certificate substantially in the following form:

        "THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, SIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SHARES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW."

                                    ARTICLE 3
                     BUYER'S REPRESENTATIONS AND WARRANTIES

      Buyer represents and warrants that:

      3.1 Buyer is a corporation duly organized, existing, and in good standing under the laws of Delaware. The execution and delivery of this agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

      3.2 The authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, of which 10,675,000 shares are issued and outstanding as of April 25, 1997 (excluding the Restricted Shares). Buyer has the right, power, legal capacity, and authority to enter into, and perform its obligations under this agreement, including, but not limited to, the issuance of the Restricted Shares; and no approvals or consents of any persons or entities other than Buyer are necessary in connection with it, except that Buyer has not qualified the issuance and delivery of the Restricted Shares with any state authority nor has Buyer registered the Restricted Shares under the Securities Act of 1933 as amended. The execution and delivery of this agreement and the issuance of the Restricted Shares by Buyer has been duly authorized by all necessary corporate action. The Restricted Shares upon delivery according to the terms of this agreement are (i) duly authorized, validly issued, fully paid and nonassessable, and (ii) when delivered in accordance with the terms of this agreement, are free and clear of any and all liens, security interests, pledges, claims, charges, voting trusts, shareholder agreements and encumbrances of any kind whatsoever (except for state and federal securities laws of general applicability).

      3.3 Section 3.3 of the Disclosure Schedule is a description of the business of Buyer. The information set forth in said Section 3.3, as supplemented by any additional information that Buyer's representatives may furnish under this paragraph 3.3, will not contain any untrue statement of a material fact, or omit any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

      3.4 No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this agreement and the consummation of the transactions contemplated by this agreement. The NetPage Parties have been informed that the issuance and delivery of the Restricted Shares have not been qualified under the laws of any state, nor have the Restricted Shares been registered under the Securities Act of 1933, as amended, as set forth in 3.2 above.

      3.5 To the actual knowledge of Buyer and except as set forth in Section
3.5 of the Disclosure Schedule, since the date of any financial statements provided to the NetPage Parties, there has not been any:

             (a) Capital expenditure by the Buyer exceeding $10,000;

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
             (b) Material adverse change in the financial condition, liabilities, assets, business, or prospects of the Buyer;

             (c) Destruction, damage to, or loss of any asset of the Buyer (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Buyer;

             (d) Material change in accounting methods or practices (including, without limitation, any material change in depreciation or amortization policies or rates) by the Buyer;

             (e) Revaluation by the Buyer of any of its assets;

             (f) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Buyer, or any direct or indirect redemption, purchase, or other acquisition by the Buyer of any of its shares of Common Stock;

             (g) Sale or transfer of any asset of the Buyer, except in the ordinary course of business;

             (h) Mortgage, pledge, or other encumbrance of any asset of Buyer;

             (i) Waiver or release of any material right or claim of the Buyer, except in the ordinary course of business;

             (j) Commence or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Buyer or its affairs;

             (k) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action; and

             (l) Agreement by Buyer to do any of the things described in the preceding clauses (a) through (m); or

             (m) Other event or condition of any character that has or might have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of the Buyer.

      3.6 None of the representations and warranties made by Buyer, or made in any certificate or memorandum furnished or to be furnished by any of it or on its behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

        3.7 All necessary corporate proceedings of the Buyer have been taken to authorize the execution, delivery and performance by the Buyer of this agreement. This agreement has been duly and validly authorized, executed and delivered by the Buyer and is a valid and binding obligation of the Buyer, enforceable against it in accordance with its respective terms.

The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or the Bylaws of the Buyer or any material lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other material agreement, instrument, or arrangement to which the Buyer is a party or by which its property and/or other assets may be bound; or (iii) an event that would permit any party to terminate any agreement material to the business of the Buyer.

                                    ARTICLE 4
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      4.1 The obligations of Buyer to purchase the New NetPage Shares are subject to the satisfaction, concurrent with or prior to the execution of this agreement, of all the conditions set forth in this Article 4. Buyer may, at its option, waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if the Shareholders or the Corporation shall be in default of any of their representations, warranties, or covenants under this agreement.

      4.2 The execution and delivery of this agreement by the NetPage Parties, and the performance of their covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified respectively by the secretary of the Corporation.

      4.3 All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the NetPage Parties and delivered to Buyer.

      4.4 The form and substance of all certificates, instruments and other documents delivered to Buyer under this agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

      4.5 Buyer shall have received from the firm of Burke, Warren & MacKay, P.C., counsel to the NetPage Parties, an opinion, in form and substance substantially in the form of Exhibit B, hereof, and satisfactory to Buyer and its counsel.

                                    ARTICLE 5
              CONDITIONS PRECEDENT TO NETPAGE PARTIES' PERFORMANCE

      5.1 The obligations of the NetPage Parties to issue the New NetPage Shares are subject to the satisfaction, concurrent with or prior to the execution of this agreement, of all of the conditions set forth in this Article 5. The Shareholders may, at their option and on behalf of the Corporation and themselves, waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by either the Shareholders or the Corporation of any of their rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this agreement.

        5.2 The execution and delivery of this agreement by Buyer, and the performance of their covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and the NetPage Parties shall have received copies of all resolutions pertaining to that authorization, certified respectively by the secretary of Buyer.

        5.3 All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Buyer and delivered to the NetPage Parties.

        5.4 The form and substance of all certificates, instruments and other documents delivered to the NetPage Parties under this agreement shall be satisfactory in all reasonable respects to the NetPage Parties and its counsel.

        5.5 Buyer shall have received from the firm of Resch Polster Alpert & Berger LLP, counsel to Buyer, an opinion, in form and substance substantially in the form of Exhibit C, hereof, and satisfactory to the NetPage Parties and their counsel.

                                    ARTICLE 6
                   NETPAGE PARTIES' OBLIGATIONS AFTER CLOSING

        6.1 The NetPage Parties jointly and severally shall indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that they shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the NetPage Parties to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the NetPage Parties under this agreement unless the Buyer as of the date of this agreement, had actual knowledge of any misrepresentation, breach or failure (with the burden of proving such actual knowledge upon the NetPage Parties). Notwithstanding anything to the contrary contained herein, the liability of the NetPage Parties pursuant to this Article 6 shall not commence until Buyer or the Corporation has experienced losses (i) in excess of $5,000, net of insurance recoveries and tax benefits allocable to such loss, and then only to the extent such losses exceed $5,000, and (ii) exceed in the aggregate of $5,000, net of insurance and tax benefits allocable to such loss provided that the total amount of such indemnity shall not exceed $362,000 in the aggregate.

        6.2 Buyer shall promptly notify the NetPage Parties of the existence of any claim, demand, or other matter to which the NetPage Parties' indemnification obligations would apply and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at its own expense. If the NetPage Parties shall, within a reasonable time after this notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of the NetPage Parties.

        6.3 (a) The NetPage Parties and each of them agree that they will not, at any time within the three-year period commencing as of the date hereof, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) except that nothing set forth herein shall prohibit any of the NetPage Parties from having an ownership of publicly traded securities which amounts to less than three percent (3%) of any such entity's issued and outstanding securities that engages in, any activity in the United States, which activity is the same as, similar to, or competitive with any activity now engaged in by the Corporation (or any successor or successors of either) in any of these counties or cities so long as Corporation, or any successor or assign of Corporation, shall engage in this activity in such county or city.

             (b) The parties intend that the covenant contained in the preceding portion of this section shall be construed as a series of separate covenants, one for each county and city specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subparagraph (a), above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

        6.4 The Shareholders agree not to divulge, communicate, use to the detriment of the Corporation or Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of the Corporation, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. The Shareholders acknowledge and agree that any information or data it has acquired on any of these matters or items was received in confidence and as a fiduciary of the Corporation.

                                    ARTICLE 7
                        BUYER'S OBLIGATIONS AFTER CLOSING

        7.1 Buyer shall indemnify, defend, and hold harmless the NetPage Parties against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that they shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Buyer to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this agreement unless the NetPage Parties as of the date of this agreement, had actual knowledge of any misrepresentation, breach or failure (with the burden of proving such actual knowledge upon Buyer). Notwithstanding anything to the contrary contained herein, the liability of the Buyer to the NetPage Parties pursuant to this
Article 7 shall not commence until the NetPage Parties have experienced losses in excess of $5,000, provided that the total amount of such indemnity of the Buyer to the NetPage Parties shall not exceed $362,000 in the aggregate.

      7.2 The NetPage Parties shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligations would apply and shall give it a reasonable opportunity to defend the same at their own expense and with counsel of its own selection; provided that the NetPage Parties shall at all times also have the right to fully participate in the defense at their own expense. If Buyer shall, within a reasonable time after this notice, fail to defend, the NetPage Parties shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Buyer.

                                    ARTICLE 8
                                    PUBLICITY

      All notices to third parties and all other publicity concerning the transactions contemplated by this agreement shall be jointly planned and coordinated by and between Buyer and the NetPage Parties. No party shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

                                    ARTICLE 9
                                      COSTS

      9.1 Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The NetPage Parties and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

      9.2 Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this agreement.

                                   ARTICLE 10
                                FORM OF AGREEMENT

      10.1 The subject headings of the Articles of this agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

      10.2 This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all the parties.

No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        10.3 This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE 11
                                     PARTIES

        11.1 Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this agreement.

        11.2 This agreement shall be binding on, and shall inure to the benefit of I the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, that Buyer may not assign any of its rights under this agreement, except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary shall relieve Buyer of any of its obligations or duties under this agreement.

                                   ARTICLE 12
                                    REMEDIES

        12.1 Any controversy or claim arising out of, or relating to, this agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in Orange County, California under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be persons experienced in negotiating, making, and consummating stock acquisition agreements.

        12.2 Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, since the purchase and sale contemplated hereunder are, for the most part, being consummated concurrent with the execution and delivery of this agreement, each of the parties waives any rights that it or they may have to rescind this agreement or the transactions being consummated by it; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this agreement or under the law.

      12.3 If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                   ARTICLE 13
             NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

      No representations or warranties whatever are made by any party, except as specifically set forth in this agreement, or in an instrument, certificate or other writing provided for in this agreement. All statements contained in any of these instruments, certificates or other writings shall be deemed to be representations and warranties under this agreement. The representations, warranties, and indemnities made by the parties in this agreement or in instruments, certificates or other writings provided shall be deemed to be continuing and surviving from and after date hereof for a period of 365 days (the "Survival Period"), unless a specific claim in writing with respect to these matters shall have been made, or an action at law or in equity shall have been commenced or filed, before the expiration of the Survival Period. Nothing in this Article 1 3 shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this agreement that are permitted to be performed, in whole or in part, after the date hereof.

                                   ARTICLE 14
                                     NOTICES

      All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To the Corporation at:           NetPage Communications, Inc.
                                 17752 Mitchell, Suite C
                                 Irvine, California 92614

With a copy to:                  Burke, Warren & MacKay, P.C.
                                 Attention: Stephen C. Voris, Esq.
                                 22nd Floor, IBM Plaza
                                 330 North Wabash Avenue
                                 Chicago, Illinois 60611-3607

To the Shareholders at:          The addresses set forth below.

To Buyer at:                     NET/GUARD Technologies, Inc.
                                 Attn: E. Blaine Mansfield,
                                 President 12465 Lewis Street
                                 Suite 101
                                 Garden Grove, California 92840

With a copy to:                  Resch Polster Alpert & Berger LLP
                                 Attn: Aaron A. Grunfeld, Esq. 10390
                                 Santa Monica Boulevard Fourth Floor
                                 Los Angeles, California 90025

Any party may change its address for purposes of this Article 14 by giving the other parties written notice of the new address in the manner set forth above.

                                   ARTICLE 15
                                  GOVERNING LAW

      This agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

                                   ARTICLE 16
                                  SEVERABILITY

        If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

                                   ARTICLE 17
                                   SIGNATURES

      IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

BUYER:                                  NET/GUARD TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By
                                           -------------------------------------
                                             E. Blaine Mansfield, President,
                                             Chief Executive Officer and Chief
                                             Financial Officer

CORPORATION:                            NETPAGE COMMUNICATIONS, INC.,
                                        an Illinois corporation


                                        By
                                           -------------------------------------
                                             [signature; typed name below]
                                             President or Chief Executive
                                             Officer

                                        By
                                           -------------------------------------
                                             [signature; typed name below]
                                             Secretary or Chief Financial
                                             Officer

                                                                                          Number of Net/Guard
                                                                  Number of NetPage        Restricted Shares
               SHAREHOLDERS:                                         Shares Owned            to be Received
                                                                     ------------            --------------
               ------------------------------------                    7,500,000                  40,600
               Michael H. Crane
               1066 Mt. Pleasant
               Winnetka, Illinois 60093

               ------------------------------------                    7,500,000                  40,600
               Scott J. Walker
               19 Presidio
               Irvine, California 92714

               ------------------------------------                    2,000,000                  10,827
               Stephen C. Voris
               1212 Cherry Street
               Winnetka, Illinois 60093

               ------------------------------------                    5,000,000                  27,067
               Richard Axilrod
               10 Pine Craft Road
               Greenwich, CT 06830

                                                                                          Number of Net/Guard
                                                                  Number of NetPage        Restricted Shares
             SHAREHOLDERS:                                           Shares Owned            to be Received
                                                                     ------------            --------------
             ------------------------------------                        500,000                   2,707
             Christopher Beacom
             4030 Arbor Lane #201
             Northfield, Illinois 60093

             ------------------------------------                        500,000                   2,707
             Stephen F. Crane
             1021 Spruce Street
             Winnetka, Illinois 60093

             ------------------------------------                      2,500,000                  13,533
             Wayne J. Friedman
             726 Thorngate
             Riverwoods, Illinois 60015

             ------------------------------------                        312,500                   1,692
             Robert Lamey
             946 Michigan Avenue
             Evanston, Illinois 60202

             ------------------------------------                        500,000                   2,707
             James Sapiro
             359 Hillcrest Road
             Englewood, New Jersey 07631

             ------------------------------------                      1,030,000                   5,576
             242 South Crawford Canyon
             Apartment No. 7
             Orange, California 92669

             ------------------------------------                        312,500                   1,692
             David VanBussum
             285 Brookside Court
             Boulder, Colorado 80302

                                                                                          Number of Net/Guard
                                                                  Number of NetPage        Restricted Shares
             SHAREHOLDERS:                                           Shares Owned            to be Received
                                                                     ------------            --------------
             ------------------------------------                        312,500                   1,692
             Robert Davis
             1112 Cleveland
             Evanston, Illinois 60202

             ------------------------------------                        312,500                   1,692
             Aunrie Dash
             322 Atlantic Avenue
             Brooklyn, New York 11201

             ------------------------------------                        500,000                   2,707
             Brian Snediker
             2127 Glen Oak Drive
             Glenview, Illinois 60025

             ------------------------------------                      1,000,000                   5,413
             Douglas Marzoni
             600 Steamboat Road
             Greenwich, Connecticut 06830

             ------------------------------------                      2,500,000                  13,533
             Steven Scari
             22 Moore Road
             Wayland, Massachusetts 01778

             ------------------------------------                        500,000                   2,707
             Matthew Conlon
             3750 North Lake Shore Drive
             Chicago, Illinois 60613

             ------------------------------------                      2,500,000                  13,533
             James B. Malloy
             22 West Brentmoor Park
             St. Louis, Missouri 63105

                                                                                          Number of Net/Guard
                                                                  Number of NetPage        Restricted Shares
             SHAREHOLDERS:                                           Shares Owned            to be Received
                                                                     ------------            --------------
             ------------------------------------                        500,000                 2,707
             Carol Malloy
             22 West Brentmoor Park
             St. Louis, Missouri 63105

             ------------------------------------                      1,000,000                 5,413
             Mark Levin
             2571 Palmer Court
             Riverwoods, Illinois 60015

             ------------------------------------                        100,000                   541
             Stephen S. Crane
             438 Birch Street
             Winnetka, Illinois 60093

             ------------------------------------                         66,000                   357
             Bas Mulder
             c/o NetPage Communications
             17752 Mitchell Drive, Suite C
             Irvine, California 92714

             TOTAL:                                                   36,946,000               200,003

                                State of Delaware
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROLLO ENTERTAINMENT INC.", CHANGING ITS NAME FROM "ROLLO ENTERTAINMENT INC." TO "NET/GUARD TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1996, AT 9:05 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                        /s/  EDWARD J. FREEL
                      [SEAL]            --------------------------------------
                                        Edward J. Freel, Secretary of State


                                        AUTHENTICATION:  8199469


                                        DATE:  11-19-96